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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of report (Date of earliest event reported): May 19, 2005



                               LIZ CLAIBORNE, INC.
             (Exact name of registrant as specified in its charter)
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
            Delaware                               001-10689                            13-2842791
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
         (State or other                   (Commission file number)                  (I.R.S. Employer
         jurisdiction of                                                            Identification No.)
         incorporation)
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                    1441 BROADWAY, NEW YORK, NEW YORK, 10018
                    (Address of Principal Executive Offices)



       Registrant's Telephone Number, Including Area Code: (212) 354-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

APPROVAL OF THE LIZ CLAIBORNE, INC. SECTION 162(m) LONG TERM PERFORMANCE PLAN

On May 19, 2005, the stockholders of Liz Claiborne, Inc. (the "Company") approved the Liz Claiborne, Inc. Section 162(m) Long Term Performance Plan (the
"Performance Plan") at the Company's Annual Meeting of Stockholders. The
Performance Plan provides for cash awards to be granted upon the achievement of specified performance goals during a performance period with such goals to be established by the Compensation Committee of the Board of Directors of the Company. Performance goals may be expressed in terms of one or more of the following criteria: (a) earnings; (b) sales; (c) cash flow(s); (d) financial return ratios; (e) shareholder return, including share price or share price appreciation; (f) value of assets, return on assets, net assets or capital; (g) adjusted pre-tax margin; (h) margins, profits and expense levels; (i) dividends;
(j) market share or market penetration; (k) reduction of losses; (l) costs; (m) debt reduction; (n) productivity improvements; (o) inventory turnover measurements; or (p) customer satisfaction. Performance goals may be expressed
(1) with respect to the Company as a whole or with respect to one or more divisions or business units, (2) on a pre-tax or after-tax basis, and (3) on an absolute and/or relative basis. In addition, performance goals may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders' equity and shares outstanding. Approximately 30 persons are eligible to participate in the Performance Plan. The foregoing summary of the Performance Plan is qualified in its entirety by reference to the full text of the Performance Plan, which is filed as Exhibit 10.1(a) to this Form 8-K.

Subject to stockholder approval of the Performance Plan, initial awards under the Performance Plan have been granted to a number of key executives, including the Company's executive officers other than the Company's Chairman and Chief
Executive Officer. Such awards provide for a three-year performance period covering the Company's 2005, 2006 and 2007 fiscal years, with actual payouts dependent on the level of achievement of three performance goals: 25% of each Award payout is based on the Company's earnings per share growth, 25% is based on the Company's average three-year return on invested capital and 50% is based on total shareholder return as compared to a group of peer companies. The following table sets forth the target value of the initial Performance Plan awards made to the Company's executive officers (note that depending on the level of achievement of the performance goals, actual amounts may range from 0
(for a below threshold level of achievement) to 200% of target value (for a maximum level of achievement)):



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

NAME AND TITLE                                                                   TARGET VALUE ($)
--------------                                                                   ----------------
Angela J. Ahrendts, Executive Vice President                                          $ 2,700,000

Lawrence D. McClure, Senior Vice President, Human Resources                           $ 1,350,000

Michael Scarpa, Senior Vice President, Finance & Distribution, and Chief
  Financial Officer                                                                   $ 1,350,000

Trudy R. Sullivan, Executive Vice President                                           $ 2,700,000

John Sullivan, Senior Vice President, Sourcing, Service and Systems, and
  Chief Information Officer                                                           $ 1,350,000



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APPROVAL OF THE LIZ CLAIBORNE, INC. 2005 STOCK INCENTIVE PLAN

On May 19, 2005, the Company's stockholders approved the Liz Claiborne, Inc. 2005 Stock Incentive Plan (the "2005 Stock Plan"). The 2005 Stock Plan provides for the grant of stock options, stock appreciation rights, shares of restricted stock, restricted stock units, shares of unrestricted stock, performance shares and dividend equivalent rights. A maximum of 5,000,000 shares of common stock are available for grants pursuant to awards under the 2005 Stock Plan. The foregoing summary of the 2005 Stock Plan is qualified in its entirety by reference to the full text of the 2005 Stock Plan, which is filed as Exhibit 10.1(b) to this Form 8-K. To date, no awards have been granted from the 2005 Stock Plan.

ITEM 8.01.  OTHER EVENTS.

On May 19, 2005, the Company's stockholders elected the following three Director nominees named in the Company's 2005 Proxy Statement, each of whom previously served as a Director:

Paul R. Charron
Kay Koplovitz
Oliver R. Sockwell

In addition, the stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2005 fiscal year.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

10.1(a) Liz Claiborne, Inc. Section 162(m) Long Term Performance Plan.

10.1(b) Liz Claiborne, Inc. 2005 Stock Incentive Plan.


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              LIZ CLAIBORNE, INC.

     Dated: May 25, 2005             By:      /s/ Nicholas Rubino
                                              ----------------------------------
                                     Name:    Nicholas Rubino
                                     Title:   Vice President, Deputy General
                                              Counsel and Secretary



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                                 EXHIBIT LISTING
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
Exhibit No.        Description
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
10.1(a)            Liz Claiborne, Inc. Section 162(m) Long Term Performance Plan
10.1(b)            Liz Claiborne, Inc. 2005 Stock Incentive Plan
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